First Quarter 2018 Investor Presentation

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our proposed acquisition of CYS and our ability to realize the benefits related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview(1) A LEADING HYBRID MORTGAGE REIT  Residentially-focused mortgage REIT formed in 2009  Substantial total stockholder return outperformance since our inception relative to peers  Proven stability in book value, especially during volatile periods  Sophisticated and differentiated approach to risk management and hedging  Diversified financing profile and strong balance sheet 1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended March 31, 2018. 3

Two Harbors Snapshot

$2.7 billion
market capitalization

$3.5 billion
total stockholders' equity

$22.4 billion
hybrid portfolio comprised of Rates and Credit strategies[1]

201%
total stockholder return since our inception[2]

16.4%
substantial book value growth since our inception[3]

-2.3%
difference in book value volatility compared to mortgage REIT average since our inception[3]

KEY DIFFERENTIATING FACTORS

- ✓ Strategy of pairing MSR with Agency RMBS
- ✓ Utilize variety of instruments to hedge interest rate exposure
- ✓ Unique portfolio of legacy non-Agency securities

1) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets. Assets in "Credit" include non-Agency securities and other credit sensitive assets.
2) Two Harbors' total stockholder return calculated for the period October 29, 2009 through March 31, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
3) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company's inception, whichever is later, through March 31, 2018. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust ("Silver Bay") and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. ("Granite Point") common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE, NLY and NYMT. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

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Substantial Total Stockholder Return Outperformance • Outperformed peer group by over 75% since our inception • Delivered total stockholder return of 201% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 123% over the same period of time(2) 220.0% 201% 190.0% 160.0% 130.0% 123% 100.0% 70.0% 40.0% 10.0% -20.0% 10/29/2009 1/29/2011 4/29/2012 7/29/2013 10/29/2014 1/29/2016 4/29/2017 3/31/2018 TWO (1) BBG REIT MTG Index (2) 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through March 31, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through March 31, 2018. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted 5 methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

Proven Book Value Stability...

BOOK VALUE STABILITY AND GROWTH

- Book value has grown by 16.4% since our inception through March 31, 2018, when adjusted to include the value of the Granite Point and Silver Bay stock distributions to Two Harbors stockholders[(1)(2)]
- Peer average over same time period is (27.4%)[(1)(3)]



16.4%(1)(2)
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(67.0%)
TWO
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G
Co. H

1) Book value growth since our inception is measured from December 31, 2009 through March 31, 2018.
2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.
3) Companies A-H and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.

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…Particularly Through Volatile Times

REFLECTS SOPHISTICATED APPROACH TO RISK MANAGEMENT AND HEDGING

- Proven stability of book value through times of volatility: in the 2013 "taper tantrum" Two Harbors outperformed its peers by over 1,700 basis points[(1)(2)]

2013 Annual Return on Book Value



12.0%
8.0%
4.0%
0.0%
(4.0%)
(8.0%)
(12.0%)
10.4%(1)
(7.2%)(1)(2)
TWO
Peer Average

- Importantly, these results were achieved with less book value volatility than comparable mortgage REIT peers

	Mortgage REIT Average[(4)]	TWO[(5)]	Difference
Book value volatility since our inception[(3)]	11.9%	9.6%	(2.3%)
Book value volatility in 2013[(3)]	8.9%	2.9%	(6.0%)
Book value volatility in 2016[(3)]	3.5%	1.5%	(2.0%)

1) Return on book value for 2013 measured from 12/31/2012 to 12/31/2013.
2) Peer average represents comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.
3) Book value volatility since our inception is measured from 12/31/2009 or the company's inception, whichever is later, through 3/31/2018. Book value volatility for 2013 is measured from 12/31/2012 to 12/31/2013 and for 2016 is measured from 12/31/2015 through 12/31/2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.
4) Mortgage REITs include AGNC, ANH, ARR, CIM, CMO, CYS, IVR, MFA, MITT, MTGE, NLY and NYMT .
5) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.

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Proposed Acquisition of CYS Investments, Inc. ON APRIL 26, 2018, TWO HARBORS ANNOUNCED THE PROPOSED ACQUISITION OF CYS INVESTMENTS, INC. (NYSE: CYS), A PUBLICLY TRADED MORTGAGE REIT • CYS stockholders will receive Two Harbors shares as well as an aggregate cash consideration of $15 million • Following the closing all senior management positions will be held by Two Harbors personnel and Two Harbors’ Board of Directors will be expanded to include two additional independent directors from CYS Investments’ current board, James Stern and Karen Hammond • Expect to redeploy capital from the acquisition in substantially the same allocation as Two Harbors’ Rates and Credit strategies as of March 31, 2018 • Anticipate transaction will close in third quarter 2018 UNIQUE OPPORTUNITY TO DRIVE STOCKHOLDER VALUE • Combination of Two Harbors and CYS should create cost efficiencies and decrease our other operating expense ratio by 30 to 40 basis points • Larger capital base supports continued growth in target assets • Anticipate improved Agency spreads in 2018; if so, believe this deal will be accretive to earnings and endorses the capital raising attendant to this transaction • Enhanced scale and liquidity has potential for premium valuation • Expect to maintain $0.47 per share quarterly dividend, subject to market conditions and the discretion and approval of Two Harbors’ Board of Directors Note: for more information on the proposed acquisition of CYS Investments Inc., please view the joint proxy statement filed by Two Harbors on May 25, 2018, available on Two Harbors’ website at www.twoharborsinvestmeht.com and on the SEC’s website at www.sec.gov. 8

Investment Portfolio Overview PORTFOLIO COMPOSITION(1) HISTORICAL CAPITAL ALLOCATION $22.4 BILLION PORTFOLIO AS OF MARCH 31, 2018 March 31, December 31, March 31, 2017 2017 2018 Non-Agency $3.0b Rates(2) 58% 68% 69 % MSR $1.3b Credit(3) 27% 32% 31% (4) Agency Commercial 15% — % — % $18.1b Rates(2) $19.4b Credit(3) $3.0b (1) For additional detail on the portfolio, see Appendix slides 17-21. (2) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. (3) Assets in “Credit” include non-Agency securities and other credit sensitive assets. (4) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which is now reflected in discontinued operations. 9

Expected Portfolio Strategy into 2019 REALLOCATE CAPITAL FROM CYS ACQUISITION INTO TARGET ASSETS • Anticipate reallocating capital from CYS acquisition into Agency RMBS (primarily 30-year fixed and specified pools), MSR and residential credit • Expect approximately 50% of Two Harbors’ total capital will be allocated to MSR and credit MAINTAIN LOW INTEREST RATE RISK • Intend to implement additional hedges to bring overall interest rate exposure in-line with current low level of exposure March 31, Projected at closing Projected 12 2018 of transaction months forward Rates(1) 69% 79% 70% Credit(2) 31% 21% 30% (1) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. (2) Assets in “Credit” include non-Agency securities and other credit sensitive assets. 10

Rates Strategy RATES STRATEGY DESIGNED TO GENERATE STRONG RETURNS WITH LOW VOLATILIT Y AND MINIMAL INCOME AND BOOK VALUE EXPOSURE TO RATE CHANGES • Significant MSR platform of over $100 billion in unpaid principal balance pairs well with Agency RMBS holdings ― Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk ― Mitigates adverse impact to book value in spread widening scenario • Roughly 20% of capital allocated to MSR and expect this to increase over time • Low-to-mid double digit expected returns with minimal interest rate and mortgage spread risk • Addition of financing for MSR is beneficial to growing portfolio and enhancing returns • Opportunity and ability to capitalize on Fed's tapering of RMBS reinvestments in potentially wider mortgage spread environment 11

Protecting Book Value and Income

- Utilize a variety of hedging tools including MSR, swaps and swaptions/mortgage options to reduce book value sensitivity to changes in interest rates and mortgage spreads

HEDGING ACROSS THE CURVE

Book value exposure to changes in rates[1]		Net income exposure to changes in rates[2]	
+25 basis points	0.7%	**+25 basis points**	(1.6%)
+50 basis points	(1.0%)	**+50 basis points**	(3.2%)

BOOK VALUE SENSITIVITY TO AGENCY MORTGAGE SPREADS[3]

Mortgage spreads	Change in Agency RMBS and mortgage derivatives	Change in MSR	Total overall Rates strategy change
25 basis points wider	($180)	$47	**($133) / (3.8%)**
15 basis points wider	($111)	$29	**($82) / (2.4%)**
15 basis points tighter	$105	($33)	**$72 / 2.1%**
25 basis points tighter	$167	($55)	**$112 / 3.2%**

Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. As of March 31, 2018.

(1) Represents estimated change in equity value for theoretical parallel shift in interest rates.

(2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates.

(3) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.

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Credit Strategy UNIQUE NON-AGENCY PORTFOLIO DRIVES ATTRACTIVE TOTAL RETURNS • Non-Agency securities holdings of $3.0 billion; primarily positioned in deeply discounted legacy subprime non-Agency RMBS • Better underlying performance drives: ― Attractive yields ― Book value growth ― Strong total return opportunities from price appreciation • Average legacy market price of ~$76 creates opportunity to capture additional upside(1) • Ability to capitalize on new credit opportunities including credit risk transfer and non-QM credit(2) (1) Weighted average market price utilized current face for weighting purposes. Please see slide 21 in the Appendix for more information on our legacy non-Agency securities portfolio. (2) “Non-QM” stands for non-qualified mortgage. 13

Credit Strategy Opportunity

RESIDENTIAL CREDIT TAILWINDS

- Home prices continue to improve; CoreLogic Home Price Index up 7.0% on a rolling 12-month basis[1]
  – Home prices expected to increase 4-6% in 2018[1]
  – Supported by affordability, low housing supply and strong demand
- Continued re-equification has potential to result in strong performance for deeply discounted residential credit holdings
  – Drives increased prepayments, and lower loan-to-value ratios (LTV), delinquencies, defaults and severities

Current LTV		3-Year Horizon[2]	
		Base Assumptions	Upside Scenario
69	Amortization Effect	63	63
	HPA Effect	63	57
	Combined	57	53

SUBPRIME CPR[3]



CPR
7
6
5
4
3
2
1
0
Jan-10
Mar-11
May-12
Jul-13
Sep-14
Nov-15
Jan-17
Mar-18

(1) Source: CoreLogic Home Price Index rolling 12-month change as of March 2018.
(2) LTV scenario is provided for illustration purposes only. Actual results of the portfolio may differ materially. HPA in base and bullish scenarios assume approximately 3% and 6% HPA per year, respectively. Metrics associated with legacy non-Agency P&I portfolio only.
(3) Source: Nomura research, through March 31, 2018.

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Optimizing Financing Profile and Capital Structure DEBT-TO-EQUITY • 5.9x at March 31, 2018, unchanged from December 31, 2017 • Maintain substantial liquidity to opportunistically take advantage of market opportunities PREFERRED STOCK ISSUANCES • $726 million issued with weighted average dividend rate of 7.6% • Accounts for approximately 20% of capital base RATES – AGENCY RMBS • Outstanding repurchase agreements of $17.1 billion with 24 active counterparties • Outstanding secured FHLB advances of $865.0 million with weighted average borrowing rate of 2.13% • Repo markets functioning efficiently for RMBS with new counterparties entering market CREDIT – NON-AGENCY SECURITIES • Outstanding borrowings of $2.0 billion with 14 active counterparties • Market for non-Agency securities has seen improvement in both advance rates and spreads; recent spreads in the range of 100-125 basis points over LIBOR RATES – MSR • Increased capacity of an MSR financing facility, announced in Q4-17, by $100 million, bringing total capacity to $400 million – Financial terms are 48.75% advance rate at LIBOR +225 basis points(1) • Outstanding borrowings of $20.0 million under revolving credit facilities; additional available capacity of $70.0 million • Continue to advance other MSR financing discussions (1) Excludes non-usage, commitment and other fees associated with facility. 15

Appendix

Rates: Agency RMBS Metrics AGENCY PORTFOLIO YIELDS AND METRICS AGENCY PORTFOLIO COMPOSITION Hybrid ARMs and Realized Q4- At December Realized Q1- At March IO & Inverse IO Other Portfolio Yield 2017 31, 2017 2018 31, 2018 30-Year Fixed 1.5% 1.4% Agency yield 3.1% 3.1% 3.1% 3.2% 5% & above Repo and FHLB costs (1.5%) (1.6%) (1.7%) (1.8%) 2.3% Swap costs —% (0.1)% —% —% Net interest spread 1.6% 1.4% 1.4% 1.4% Portfolio Metrics Q4-2017 Q1-2018 30-Year Fixed 3-3.5% 30-Year Fixed 4-4.5% Weighted average 3-month CPR(1) 7.6% 7.0% 22.1% 72.7% Weighted average cost basis(2) $106.6 $106.4 AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). 17 (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Rates: Agency RMBS As of March 31, % Prepay Amortized Cost Weighted Average Weighted Average 2018 Par Value ($M) Market Value ($M) Protected(1) Basis ($M) Coupon Age (Months) 30-Year fixed 3.0-3.5% $3,983 $4,004 96.7% $4,168 3.5% 15 4.0-4.5% 12,645 13,173 100.0% 13,469 4.2% 18 ≥ 5.0% 378 415 100.0% 407 5.5% 105 17,006 17,592 99.2% 18,044 4.1% 20 Hybrid ARMs 20 22 —% 21 5.0% 169 Other 240 234 0.5% 236 4.9% 156 IOs and IIOs 3,674 276 (2) —% 307 2.9% 106 Total $20,940 $18,124 96.3% $18,608 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $194.3 million of IOs and $81.6 million of Agency Derivatives. 18

Rates: Mortgage Servicing Rights(1) As of December 31, 2017 As of March 31, 2018 Fair value ($M) $1,086.7 $1,301.0 Unpaid principal balance ($M) $101,344.1 $111,703.2 Weighted average coupon 3.9% 4.0 % Original FICO score(2) 753 752 Original LTV 74% 74% 60+ day delinquencies 0.5% 0.5 % Net servicing spread 25.3 basis points 25.5 basis points Vintage: Pre-2009 0.3% 0.3% 2009-2012 13.1% 11.5 % Post 2012 86.6% 88.2% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower. 19

Credit: Non-Agency Securities Metrics NON-AGENCY PORTFOLIO YIELDS AND METRICS LEGACY NON-AGENCY PORTFOLIO COMPOSITION Realized Q4- At December Realized Q1- At March 31, Portfolio Yield 2017 31, 2017 2018 2018 Non-Agency: Loan Type December 31, 2017 March 31, 2018 Non-Agency yield 7.6% 7.5% 8.0% 7.6% Sub-prime 81% 80% Repo and FHLB costs (3.0%) (3.0%) (3.1%) (3.2%) Swap income —% —% —% 0.1% Option-ARM 9% 9% Net interest spread 4.6% 4.5% 4.9% 4.5% LEGACY NON-AGENCY CPR Prime 1% 1% Alt-A 9% 10% Portfolio Metrics Q4-2017 Q1-2018 Weighted average 3-month CPR 6.4% 5.7 % Weighted average cost basis(1) $59.9 $59.5 (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for 20 weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $57.00 at March 31, 2018.

Credit: Legacy Non-Agency Securities

As of March 31, 2018	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,860.0	$777.9	$2,637.9
% of non-Agency portfolio	70.5%	29.5%	100.0%
Average purchase price[1]	$56.99	$65.53	$59.51
Average coupon	2.9%	2.5%	2.8%
Weighted average market price[2]	$74.15	$80.72	$75.97
Collateral attributes:			
Average loan age (months)	140	148	142
Average loan size ($K)	$373	$360	$369
Average original Loan-to-Value	69.0%	68.0%	68.7%
Average original FICO[3]	628	574	612
Current performance:			
60+ day delinquencies	22.4%	19.6%	21.6%
Average credit enhancement[4]	7.6%	16.6%	10.2%
3-Month CPR[5]	5.3%	6.4%	5.7%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $54.69, $63.00 and $57.00, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

21

Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 4,027.3	$ –	$ –	$ –	$ 4,027.3	19.8%
30 to 59 days	3,901.3	–	–	–	3,901.3	19.2%
60 to 89 days	3,102.3	–		–	3,102.3	15.3%
90 to 119 days	2,111.8	–	–	–	2,111.8	10.4%
120 to 364 days	5,756.0	–	20.0	–	5,776.0	28.4%
One to three years	250.0	815.0	–	–	1,065.0	5.2%
Three to five years	–	–	–	283.1	283.1	1.4%
Ten years and over[2]	–	50.0	–	–	50.0	0.3%
	$ 19,148.7	$ 865.0	$ 20.0	$ 283.1	$ 20,316.8	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 19,955.7	$ 903.0	$ –	n/a	$ 20,858.7	95.8%
Derivative assets, at fair value	81.6	–	–	n/a	81.6	0.4%
Mortgage servicing rights, at fair value	688.1	–	138.4	n/a	826.5	3.8%
	$ 20,725.4	$ 903.0	$ 138.4	n/a	$ 21,766.8	100.0%

(1) Weighted average of 4.7 months to maturity.
(2) Includes FHLB advances of $50 million with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $40.8 million.
(4) Revolving credit facilities over-collateralized due to operational considerations.

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Interest Rate Swaps Average Maturity Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Years(2) Payers 2018 $2.0 1.289% 1.885% 0.6 2019 4.3 1.769% 1.802% 1.5 2020 2.9 1.785% 1.952% 2.6 2021 2.4 1.788% 2.198% 3.7 2022 and after 5.8 2.200% 1.936% 7.9 $17.4 1.831% 1.936% 3.7 Average Fixed Receive Average Maturity Maturities Notional Amounts ($B) Average Pay Rate Rate (Years) Receivers 2020 $0.5 1.984% 1.763% 2.0 2021 1.4 2.096% 1.774% 2.8 2022 and after 4.3 2.389% 1.985% 7.8 $6.2 2.292% 1.921% 6.2 (1) Notional amount includes $1.4 billion in forward starting interest rate swaps as of March 31, 2018. (2) Weighted averages exclude forward starting interest rate swaps. As of March 31, 2018, the weighted average fixed pay rate on interest rate swaps starting in 2018 was 2.5%. 23

Interest Rate Swaptions Option Underlying Swap Average Notional Average Average Average Cost Fair Value Months to Amount Pay Receive Term Swaption Expiration ($M) ($M) Expiration ($M) Rate Rate (Years) Purchase Contracts: Payer <6 Months $8.5 $10.8 3.7 $4,095 2.98% 3M LIBOR 5.0 Sale Contracts: Payer >6 Months ($6.8 ) ($6.8 ) 11.2 ($280 ) 2.99% 3M LIBOR 10.0 Receiver <6 Months ($23.6 ) ($9.3 ) 2.5 ($9,710 ) 3M LIBOR 2.32% 5.0 Receiver >6 Months ($7.0 ) ($6.5 ) 11.2 ($280 ) 3M LIBOR 2.99% 10.0 24